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                                                                   EXHIBIT 4.2.1

                      AMENDMENT NO. 1 TO ESCROW AGREEMENT

         This Agreement (the "Agreement"), dated as of the 28th day of December, 1998, is made and entered into by and between Heartland Bancshares, Inc., a Florida corporation (the "Company") and SunTrust Bank, Central Florida, National Association, located at 225 East Robinson Street, Suite 250, Orlando, Florida 32801 (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Escrow Agent entered into that certain Escrow Agreement dated November 6, 1998 (the "Escrow Agreement");

         WHEREAS, the Company has determined to increase the minimum number of shares of its capital stock to be sold in its initial public offering from 600,000 to 620,000 shares (the "Required Offering"); and

         WHEREAS, the Company and the Escrow Agent desire to amend the Escrow Agreement;

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

         1. Section 4 of the Escrow Agreement shall be amended such that all references to "$6,000,000" shall mean $6,200,000.

         2. The first sentence of Section 8 of the Escrow Agreement shall be deleted in its entirety and the following substituted in lieu thereof:

         "The Escrow Agent shall, at the direction of the President of the Company, invest the Proceeds in one or more funds comprised solely of investments in United States government and United States government-backed securities."

         3. Addendum "A" to the Escrow Agreement shall be amended such that the reference to "600,000 shares" shall mean 620,000 shares.

         4. Except as otherwise specifically set forth herein, all of the other terms and conditions of the Escrow Agreement shall remain in full force and effect as originally written without amendment or modification.
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         IN WITNESS WHEREOF, the Company and the Escrow Agent have executed and delivered this Agreement as of the date first above written.

                                   "Company"

                                   HEARTLAND BANCSHARES, INC.


                                   By: /s/ James C. Clinard
                                       ---------------------------------------
                                           James C. Clinard
                                           President

(CORPORATE SEAL)



Attest: /s/ Lawrence B. Wells
        ---------------------
        Lawrence B. Wells

                                   SUNTRUST BANK, CENTRAL
                                   FLORIDA, NATIONAL ASSOCIATION


                                   /s/ Paul L. Wingo
                                   --------------------------------------------
                                   Paul L. Wingo
                                   Assistant Vice President



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